UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2023

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

855 N Wolfe Street, Suite 601 Baltimore, Maryland	21205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (737) 289-0835

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exclusive License Agreement with MIRALOGX, LLC

On November 15, 2023 (the “Effective Date”), MIRA Pharmaceuticals, Inc. (the “Company”) and MIRALOGX, LLC, a Florida limited liability company (“MIRALOGX”), entered into an exclusive license agreement (the “License Agreement”) to develop and commercialize a drug product containing 2-(2- chlorophenyl)-2-(methylamino) cyclopentan-1-one (sometimes referred to by the Parties as “M209” or “KETAMIR-2”) (“the Product”) as an active agent in North America. (the “Territory”). The exclusive license in the License Agreement includes the right of the Company to sublicense the licensed intellectual property.

Pursuant to the terms of the License Agreement, and subject to the conditions set forth therein, the Company paid MIRALOGX a one-time, nonrefundable payment of $100,000 upon the signing of the Agreement and will be obligated to pay quarterly royalty payments on sales of the Product in the Territory of 8% of net sales and 8% of other revenue (such as milestone or sublicense payments) from licensed products.

Also, in consideration of License Agreement, the Company issued to MIRALOGX a Common Stock Purchase Warrant to purchase up to 700,000 shares of the Company’s common stock (the “MIRALOGX Warrants”). The MIRALOGX Warrants are exercisable, in whole or in part, any time prior to November 15, 2028 at a cash exercise price of $2.00 per share.

The Company and MIRALOGX have made customary representations and warranties in the License Agreement and have agreed to certain other customary covenants, including confidentiality, cooperation, and indemnity provisions.

Either party may terminate the License Agreement for cause if the other party materially breaches or defaults in the performance of its obligations, and, if curable, such material breach remains uncured for 120 days. Unless earlier terminated, the License Agreement will continue in effect until the last to expire of the Patent Rights (the “Term”), unless earlier terminated.

MIRALOGX Promissory Note and Loan Agreement

On November 15, 2023, the Company entered into a Promissory Note and Loan Agreement (the “Loan Agreement”) with MIRALOGX.

Pursuant to the Loan Agreement, the Company may borrow up to $3.0 million from MIRALOGX to fund the development of licensed products under the License Agreement (the “Loan”).

Together with any Advance Request, the Company shall deliver to the Lender a budget for the requested Advance (the “Budget”). The Budget may only include costs directly associated with preparing an Investigational New Drug (“IND”) application for KETAMIR-2, exclusive of personnel costs. Any Advances made by the Lender to the Company pursuant to this Note may be repaid by the Company (together with any and all interest accrued thereon) at any time without penalty or premium in accordance with the terms hereof. Amounts repaid hereunder may not be reborrowed.

The Loan Agreement has a one-year term, and all outstanding principal and accrued but unpaid interest must be repaid in full on November 15, 2023. Interest on the amounts borrowed under the Loan Agreement accrues at an annual fixed rate of 8%. The Company may prepay all or a portion of the outstanding principal and accrued unpaid interest under the Loan Agreement at any time without a prepayment fee.

The foregoing descriptions of the License Agreement, MIRALOGX Warrant agreement, and Loan Agreement (the “Agreements”) are only a summary of their respective material terms and do not purport to be complete. Copies of the License Agreement, MIRALOGX Warrant agreement, and the Loan Agreement are attached as Exhibits 10.1, 10.2 and 10.3, respectively to this Current Report on Form 8-K and are incorporated herein by reference. The Agreements are not intended to be a source of factual, business or operational information about the Company. The representations and warranties contained in the Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Loan Agreement is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Securities.

The information set forth under Item 1.01 above is incorporated herein by reference. The MIRALOGX Warrants were issued, and the common stock to be issued to MIRALOGX upon the exercise of the MIRALOGX Warrants be issued, solely to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws. Accordingly, the issuance of such securities was not and is not registered under the Securities Act, and until registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On November 14, 2023, the Board of Directors of the Company increased the number of directors on the Board from 7 directors to 8 directors and unanimously approved the election and appointment of Mr. Michael Jerman to the Board. Mr. Jerman was concurrently appointed as a member of the Audit Committee of the Board and as a member of the Compensation Committee of the Board.

Mr. Jerman, age 57, has served as the managing partner at Hollywell Partners, a professional accounting and finance consulting firm, since May 2019, and has provided chief financial officer and other services to multiple private equity-backed companies in the energy, SaaS, and manufacturing industries. Prior to his role with Hollywell Partners, he was a Director with PwC in the US and UK from January 2007 to August of 2019 and was a Captain with the United States Air Force from July 2003 to June 2015. He has led global public and private client engagements in the industries of retail and consumer, energy, utilities and mining, and transportation and logistics. Mr. Jerman has significant experience in client equity and debt offerings, business combinations inclusive of public listing and reporting requirements, initial valuations and ongoing goodwill impairment analyses, share-based awards, restructuring, and global taxes, as well as stakeholder management, specifically with board and management presentation experience to include annual and quarterly requirements, fee negotiations, technical accounting and finance discussions, and fraud and non-compliance investigations. Mr. Jerman has specialized in rapid project mobilization and deployment of skilled resources for emergency issues, design, and implementation of small to large scale assurance requirements and advisory projects. Mr. Jerman’s additional experience includes leading PwC’s data acquisition methods and tools, client acquisitions and systems implementations to include new SOX-compliant control plan implementations across multiple systems, leading co-sourced internal audit projects, and time spent driving PwC’s lean efficiency initiatives. Mr. Jerman was a member of the PwC national office within the SEC PCAOB quality group supporting Europe and the EMEA regions with complex accounting and audit consultations. Mr. Jerman also serves as a member of the board of directors of Inhibitor Therapeutics, Inc. (OTC:INTI). He earned a B.S. in accounting from the University of South Florida, an M.S. in accounting from the University of Tampa, and an M.B.A. from the University of Oxford.

There are no family relationships between Mr. German and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On November 20, 2023, the Company issued a press release announcing the execution of the License Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

The information set forth under Item 7.01 and in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Exclusive License Agreement, by and between the Company and MIRALOGX, dated as of November 30, 2023.

10.2	Common Stock Purchase Warrant from the Company to MIRALOGX, dated November 15, 2023.

10.3	Promissory Note and Loan Agreement, by and between the Company and MIRALOGX, dated as of November 15, 2023.

99.1	Press release, dated November 20, 2023, announcing the License Agreement between the Company and MIRALOGX.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Date, November 20, 2023	By:	/s/ Michelle Yanez
Michelle Yanez
Chief Financial Officer